Exhibit 99.1

For more information, contact:
Richard T. Brock Chief Executive Officer rbrock@firstwave.net 678-672-3100

FirstWave Technologies Announces Intention to Voluntarily Delist and Deregister Stock

ATLANTA, Georgia, September 6, 2007 - FirstWave Technologies, Inc. (NASDAQ: FSTW) today announced that it intends to voluntarily delist its common stock from the Nasdaq Capital Market on or about September 18, 2007. Simultaneously with delisting, the Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon the filing of the Form 15, FirstWave’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. FirstWave expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. FirstWave expects the trading of its common stock on the Nasdaq Capital Market to be suspended upon the Company's filing of a Form 25 with the SEC on or about September 18, 2007. The Company is aware of market makers that have begun quoting the Company's shares on an "unpriced" basis on the Pink Sheets and anticipates that after delisting from Nasdaq its shares will be quoted on the Pink Sheets, but the Company can give no assurances that any broker will continue to make a market in the Company’s common stock. The Pink Sheets is a provider of pricing and financial information for the over-the-counter (OTC) securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded. The Company's shares have had limited trading volume on the Nasdaq Capital Market. While there typically is less liquidity and greater price volatility in the Pink Sheets as compared to the Nasdaq Capital Market, the Company is aware of companies that have experienced substantial trading volume levels on the Pink Sheets, though the Company can give no assurances of that occurring for FirstWave's shares.

Richard Brock, FirstWave’s President and CEO commented that “the Company’s Board of Directors unanimously recommended the delisting and deregistration of its common stock after carefully considering the advantages and disadvantages of continuing registration and listing. The costs and administrative burdens associated with being a public company have significantly increased, particularly in light of SEC and Sarbanes-Oxley requirements that have recently taken effect or will begin to take effect for us in the near future. Our Board has determined that the rising costs of compliance, as well as the substantial demands on management time and resources, outweigh the benefits the Company receives from maintaining its registered and listed status. We believe that deregistering will result in significantly reducing current expenses, avoiding even higher future expenses and will enable our management to focus more of its time and resources on operating the Company and enhancing shareholder value.”

ABOUT FIRSTWAVE

FirstWave® Technologies, Inc. is a provider of lead generation, lead nurturing and customer management and tracking solutions built upon a suite of Customer Relationship Management (CRM) products. FirstWave's solutions help customers find new prospects, continuously engage these prospects throughout the sales cycle and maintain contact with customers throughout their lifecycle. With 20 years of sales management software, FirstWave’s modular internet marketing, sales lead and customer management solutions, customers achieve results at every opportunity. FirstWave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net or call 1-800-540-6061.

### NOTE: Except for historical information contained herein, the matters set forth in this communication are "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. FirstWave Technologies, Inc. (the "Company") notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as whether the SEC denies the Company's application to de-register its common stock; whether the Company will be able to continue diversification of its revenues, competition and technological developments; the Company’s capital requirements and other liquidity concerns; whether brokers will continue to make a market in the Company's common stock following the deregistration and whether shareholders will be able to realize full value for their shares once trading is limited to a market dependent on the participation of these brokers; whether management will be able to capitalize on the expected increased flexibility in operational and strategic matters in order to enhance shareholder value; and the size, timing; and contractual terms of orders for the Company's products, and also the risks and uncertainties discussed under the caption "Certain Factors Affecting Forward-Looking Statements" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission ("SEC"), which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. The Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2007 or beyond.